Exhibit 5.1

November 21, 2025

Rezolute, Inc.

275 Shoreline Drive, Suite 500

Redwood City, California 94065

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Rezolute, Inc., a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to 21,950,000 shares of the Company’s common stock, par value $0.001 per share (the “Plan Shares”), that may be issued pursuant to the amended and restated Rezolute, Inc. 2021 Equity Incentive Plan (the “Plan”).

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Plan Shares, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the Chapter 78 of the Nevada Revised Statutes.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very yours truly,

/s/ Dorsey & Whitney LLP

AWE/JKB